EXHIBIT G

GUARANTY

THIS GUARANTY, dated as of January 27, 2006, is made and given by Dennis Stevermer and Janet Stevermer (each, a "Guarantor"), in favor of EXCEL BANK MINNESOTA (the "Lender").

RECITALS

A. Easton Southpaw Incorporated, a Delaware corporation (the "Borrower"), and the Lender have entered into a Credit Agreement dated as of even date herewith (as the same may hereafter be amended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lender has agreed to extend to the Borrower certain credit accommodations.

B. It is a condition precedent to the obligation of the Lender to extend credit accommodations pursuant to the terms of the Credit Agreement that this Guaranty be executed and delivered by the Guarantors.

C. Guarantors are shareholders of the Borrower.

D. The Guarantors expect to derive benefits from the extension of credit accommodations to the Borrower by the Lender and Guarantors find it advantageous, desirable and in their best interests to execute and deliver this Guaranty to the Lender.

NOW, THEREFORE, In consideration of the credit accommodations to be extended to the Borrower and for other good and valuable consideration, the Guarantors hereby covenant and agree with the Lender as follows:

Section 1. Defined Terms. As used in this Guaranty, the following terms shall have the meaning indicated:

"Borrower" shall have the meaning indicated in Recital A.

"Credit Agreement" shall have the meaning indicated in Recital A.

"Guarantor" shall have the meaning indicated in the opening paragraph hereof.

"Lender" shall have the meaning indicated in the opening paragraph hereof.

"Obligations" shall mean (a) all indebtedness, liabilities and obligations of the Borrower to the Lender of every kind, nature or description under the Credit Agreement, including the Borrower's obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) any and all liabilities and obligations of the Borrower to the Lender of every kind, nature and description, whether direct or indirect or hereafter acquired by the Lender from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, and (c) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred

"Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

Section 2. The Guaranty. The Guarantors, jointly and severally, hereby absolutely and unconditionally guarantee to the Lender the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations.

Section 3. Continuing Guaranty. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Obligations, and the obligations of the Guarantors. hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantors and none of the foregoing acts shall release the Guarantors from liability hereunder. Each Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Borrower pertaining to the Obligations except for the defense of discharge by payment. The Guarantors shall not be exonerated with respect to the Guarantors' liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantors and that the covenants, agreements and all obligations of the Guarantors hereunder be absolute, unconditional and irrevocable. The Guarantors shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Borrower or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by the Lender is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Borrower to the Lender.

Section 4. Other Transactions. The Lender is expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Borrower or by any other Person, or to forward or deliver any or all such collateral and security directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantors and (b) to amend, modify, extend or supplement the Credit Agreement, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Borrower or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantors and without in any manner affecting the absolute liabilities of the Guarantors hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of the Guarantors hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Lender to realize upon any of the Obligations of the Borrower to the Lender, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Lender of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Lender of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of the Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantors shall affect or impair the obligations of the Guarantors hereunder. Each Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Lender shall be conclusive evidence of due delivery hereof by such Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

Section 5. Actions Not Required. Each Guarantor hereby waives any and all right to cause a marshalling of the assets of the Borrower or any other action by any court or other governmental body with respect thereto or to cause the Lender to proceed against any security for the Obligations or any other recourse which the Lender may have with respect thereto and further waives any and all requirements that the Lender institute any action or proceeding at law or in equity, or obtain any judgment, against the Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Guarantor upon this Guaranty. Each Guarantor further acknowledges that time is of the essence with respect to such Guarantor's obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

Section 6. No Subrogation. Notwithstanding any payment or payments made by a Guarantor hereunder, such Guarantor waives all rights of subrogation to any of the rights of the Lender against the Borrower or any other Person liable for payment of any of the Obligations or any collateral security or guaranty or right of offset held by the Lender for the payment of the Obligations, and such Guarantor waives all rights to seek any recourse to or contribution or reimbursement from the Borrower or any other Person liable for payment of any of the Obligations in respect of payments made by such Guarantor hereunder, until the Obligations are irrevocably paid in full.

Section 7. Application of Payments. Any and all payments upon the Obligations made by the Guarantors or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Lender on such items of the Obligations as the Lender may elect.

Section 8. Recovery of Payment. If any payment received by the Lender and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

Section 9. Borrower's Financial Condition. The Guarantors are familiar with the financial condition of the Borrower, and the Guarantors have executed and delivered this Guaranty based on the Guarantors' own judgment and not in reliance upon any statement or representation of the Lender. The Lender shall have no obligation to provide the Guarantors with any advice whatsoever or to inform the Guarantors at any time of the Lender's actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrower.

Section 10. Remedies. All remedies afforded to the Lender by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Lender, shall be deemed to be in exclusion of any of the other remedies available to the Lender and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which the Lender may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Lender.

Section 11. Bankruptcy of the Borrower. The Guarantors expressly agree that the liabilities and obligations of the Guarantors under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantors under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantors.

Section 12. Costs and Expenses. The Guarantors jointly and severally agree to pay or reimburse the Lender on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Lender arising out of or in connection with the enforcement of this Guaranty against the Guarantors or arising out of or in connection with any failure of any Guarantor to fully and timely perform the obligations of such Guarantor hereunder.

Section 13. Waivers and Amendments. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Lender, and as to amendments, the Guarantors. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

Section 14. Notices. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 15. Guarantor Acknowledgements. The Guarantors hereby acknowledge that (a) counsel has advised the Guarantors in the negotiation, execution and delivery of this Guaranty, (b) the Lender has no fiduciary relationship to the Guarantors the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantors and the Lender.

Section 16. Continuing Guaranty; Assignments under Credit Agreement. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of the Lender to extend credit accommodations to the Borrower, (b) be binding upon each Guarantor, his heirs, representatives and assigns and (c) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

Section 17. Reaffirmation. Each Guarantor agrees that when so requested by the Lender from time to time he will promptly execute and deliver to the Lender a written reaffirmation of this Guaranty in such form as the Lender may require.

Section 18. Revocation. Notwithstanding any other provision hereof, a Guarantor may revoke this Guaranty as to such Guarantor prospectively as to future transactions by written notice to that effect actually received by the Lender. No such revocation shall release, impair or affect in any manner any liability hereunder with respect to Obligations created, contracted, assumed or incurred prior to receipt by the Lender of written notice of revocation, or Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by the Lender prior to receipt of such notice, or any renewals or extensions thereof, theretofore or thereafter made, or any interest accrued or accruing on such Obligations, or all other costs, expenses and attorneys' fees arising from such Obligations.

Section 19. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 20. Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND EACH GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT A GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 21. Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE LENDER, BY ITS ACCEPTANCE OF THIS GUARANTY, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 22. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 23. General. All representations and warranties contained in this Guaranty or in any other agreement between a Guarantor and the Lender shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.

IN WITNESS WHEREOF, the Guarantors have executed this Guaranty as of the date first above written.

GUARANTOR:

/s/ Dennis Stevermer

Dennis Stevermer

Address:

Fax Number:

GUARANTOR:

/s/ Janet Stevermer

Janet Stevermer

Address:

Fax Number:

Address for the Lender:

Excel Bank Minnesota

Suite 1000

50 South Sixth Street
Minneapolis, MN 55402

Fax Number: 612-238-2075